Exhibit 99.1

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [—], 2010.

Vote by Internet

•  Log on to the Internet and go to

    www.envisionreports.com/RMG

•  Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the United     States, Canada & Puerto Rico any time on a touch tone     telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. To adopt the Agreement and Plan of Merger, dated as of February 28, 2010, as it may be amended from time to time, among MSCI Inc., Crossway Inc. and RiskMetrics Group Inc.	For ☐	Against ☐	Abstain ☐
2. To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the Special Meeting.	For ☐	Against ☐	Abstain ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

KL2 2644873.2

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — RiskMetrics Group, Inc.

Notice of 2010 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — [—], 2010

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on [—], 2010 and the proxy statement/prospectus, and appoints Ethan Berman and Steven Friedman, or any of them, each with the power of substitution, who are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of RiskMetrics Group, Inc. to be held on [—], 2010 at One Chase Manhattan Plaza, 60th Floor, New York, New York 10005 or at any postponement or adjournment thereof.

This proxy card, when properly signed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “FOR” Proposals 1 and 2. (Items to be voted appear on reverse side.)

THE RISKMETRICS GROUP, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

(Items to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2-Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.